Exhibit 10.1

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Seventh Amended and Restated Investor Rights Agreement

This Seventh Amended and Restated Investor Rights Agreement (this “Agreement”) is entered into as of April 16, 2012 (the “Agreement Date”), by and among Five Prime Therapeutics, Inc., a Delaware corporation (the “Company”), the holders of shares of Series A Preferred Stock listed on Exhibit A (the “Series A Investors”), the holder of shares of Series A-1 Preferred Stock listed on Exhibit B (the “Series A-1 Investor”) and the holders of shares of Series A-2 Preferred Stock not otherwise listed on Exhibit A or Exhibit B but listed on Exhibit C (the “Series A-2 Investors”, and together with the Series A Investors and the Series A-1 Investor, the “Prior Investors”) and Glaxo Group Limited (“Purchaser”). The Prior Investors and Purchaser are referred to hereinafter as the “Investors” and each individually as an “Investor.”

Recitals

WHEREAS, the Company and the Prior Investors are parties to that certain Sixth Amended and Restated Investor Rights Agreement, dated August 3, 2010 (the “Prior Agreement”), which granted certain rights to the Prior Investors;

WHEREAS, the Company and the Investors desire to amend and restate the Prior Agreement as set forth herein and to receive the rights and agree to the obligations created pursuant to this Agreement in lieu of the rights and obligations under the Prior Agreement;

WHEREAS, the Company proposes to sell and issue four million six hundred ninety-four thousand eight hundred thirty-six (4,694,836) shares of Series A-3 Preferred Stock to Purchaser pursuant to that certain Series A-3 Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated April 11, 2012, between the Company and Purchaser; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce Purchaser to invest funds in the Company pursuant to the Purchase Agreement, the Prior Investors and the Company hereby agree to enter into this Agreement to amend and restate the Prior Agreement and to set forth their agreements and understanding with respect to the rights granted to the Investors by the Company.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree that the Prior Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 1. GENERAL.

1.1       Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)      “Board” means the Board of Directors of the Company.

(b)      “Change of Control” means either (i) an Acquisition (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company as currently in

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effect (the “Restated Certificate”), or (ii) an Asset Transfer (as such term is defined in the Restated Certificate).

(c)      “Common Stock” means Common Stock, par value $0.001 per share, of the Company.

(d)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)      “Form S-3” means such form under the Securities Act as in effect on the Agreement Date or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)      “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10.

(g)      “Initial    Offering”    means the Company’s first firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act.

(h)      “Preferred Stock” means Preferred Stock, par value $0.001 per share, of the Company.

(i)      “Qualified Public Offering”  means a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act that yields aggregate gross proceeds to the Company of at least $25,000,000.

(j)      “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(k)      “Registrable Securities” means (a) shares of Common Stock issuable or issued upon conversion of the Shares, or (b) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as-converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold immediately pursuant to Rule 144 during any ninety (90) day period.

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(l)      “Registrable Securities then-outstanding” means, as of a given date, the number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(m)      “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(n)      “Rule 144” means Rule 144 promulgated under the Securities Act.

(o)      “SEC” means the Securities and Exchange Commission.

(p)      “Securities Act” means the Securities Act of 1933, as amended.

(q)      “Series A Preferred” means Series A Preferred Stock, par value $0.001 per share, of the Company.

(r)      “Series A-1 Preferred” means Series A-1 Preferred Stock, par value $0.001 per share, of the Company.

(s)      “Series A-2 Preferred” means Series A-2 Preferred Stock, par value $0.001 per share, of the Company.

(t)      “Series A-3 Preferred” means Series A-3 Preferred Stock, par value $0.001 per share, of the Company.

(u)      “Shares” means the shares of (1) Series A Preferred (i) held by the Prior Investors and their permitted assigns, and (ii) issued or issuable upon exercise of that certain Warrant to Purchase 28,350 Shares of Series A Preferred Stock (PAW-6) issued on January 26, 2004 to General Electric Capital Corporation; (2) Series A-1 Preferred held by the Prior Investors and their permitted assigns; (3) Series A-2 Preferred held by the Prior Investors and their permitted assigns; and (4) Series A-3 Preferred issued pursuant to the Purchase Agreement and held by Purchaser and its permitted assigns.

(v)      “Special Registration Statement” means (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

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SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1       Restrictions on Transfer.

(a)      Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)      there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)     (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

(b)      Notwithstanding the provisions of Section 2.1(a), no such restriction shall apply to a transfer by (i) a Holder that is a partnership transferring to its affiliates, partners or former partners in accordance with partnership interests, (ii) a Holder that is a corporation transferring to any affiliate of Holder, (iii) a Holder that is a limited liability company transferring to its affiliates, members or former members in accordance with their interest in the limited liability company, (iv) a Holder that is an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, or (v) The Wellcome Trust Limited to any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person; provided, however that in each case the transferee shall agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder. For purposes of this Section 2.1(b), the term “affiliate” means, with respect to a Holder that is a partnership, corporation or limited liability company, any person controlling, controlled by or under common control with such Holder.

(c)      Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL

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SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)      The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.

(e)      Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2        Demand Registration.

(a)      Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then-outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then-outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, but in any event, within ninety (90) days of receipt of such notice, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b)      If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be

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reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; provided further, that, in the event that the number of shares of Registrable Securities to be included in such underwriting is less than ten percent (10%) of the aggregate number of Registrable Securities then-outstanding held by the Holders selling shares in such underwriting, then the Holders shall not forfeit their rights to a demand registration granted pursuant to this Section 2.2, unless such registration is related to the Initial Offering, in which case all shares of Registrable Securities may be excluded in full. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)      The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)       prior to the earlier of (A) the third anniversary of the Agreement Date or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii)      after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)     during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)      if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(v)       if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period (inclusive of any instances of the exercise of rights under Section 2.4(b)(iv));

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(vi)      if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii)      in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3      Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)      Underwriting.  If the registration statement under which the Company gives notice under this Section 2.3 or Section 2.4 is for an underwritten offering, the Company shall so advise the Holders in such notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 or Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting, provided further, that no such reduction shall reduce the amount of Registrable Securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with this sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn

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from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)      Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5.

2.4       Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)      promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)      as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)        if Form S-3 is not available for such offering by the Holders;

(ii)       if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

(iii)      if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)      if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the

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Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period (inclusive of any instances of the exercise of rights under Section 2.2(c)(v)); or

(v)       in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)       Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2. In the event that a registration effected pursuant to this Section 2.3 is underwritten, then the provisions of Section 2.3(a) shall apply thereto.

2.5        Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 shall be borne by the Company. All underwriting discounts and selling commissions incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 to a demand registration.

2.6        Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)       prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities

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pursuant to such registration statement during the Suspension Period), if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)       Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.6(a).

(c)       Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)       Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)       In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)       Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein

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not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)       Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h)       Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

(i)       Apply for a listing and list the Registrable Securities being registered on any national securities exchange on which a class of the Company’s equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and used its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

(j)       Keep Holder’s counsel advised as to the initiation and progress of any registration under Sections 2.2, 2.3 or 2.4.

(k)      Make available for inspection by each Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Holder or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder.

(l)       Comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

2.7        Termination of Registration Rights.  All registration rights granted under this Section 2 shall terminate and be of no further force and effect with respect to each Holder four (4) years after the date of the Qualified Public Offering.

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2.8        Delay of Registration; Furnishing Information.

(a)       No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)       It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)       The Company shall have no obligation with respect to any registration requested pursuant to Section 2.4 if, due to the operation of Section 2.3(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.4.

2.9        Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)       To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such

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registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)       To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c)       Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its

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ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)       If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)       The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.10      Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member, or affiliate of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) in the case of the Wellcome Trust Limited, to any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person; or (d) acquires the lesser of (i) at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations), or (ii) at least twenty-five percent (25%) of the aggregate Registrable Securities then-held by the transferring Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.11      Amendment of Registration Rights.  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance

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and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then-outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12      Limitation on Subsequent Registration Rights.  Other than as provided in Section 5, after the Agreement Date, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then-outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to, or pari passu with, those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.13      “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) not to exceed one hundred eighty (180) days (plus an additional eighteen (18) days in certain circumstances in accordance with the regulations of the Financial Industry Regulatory Authority) following the effective date of the Initial Offering; provided, however, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements.

2.14      Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities), each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.14 shall apply only to the Initial Offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.13 and 2.14. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.13 and 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding anything to the contrary herein, if the Company or the underwriter shall release from the terms of the foregoing lockup provisions or such agreements more than (A) 10,000 shares of Registrable Securities (as adjusted for any stock split or combination) owned of record or beneficially by any executive officer, director or Holder, or (B) 50,000 shares of Registrable Securities in the aggregate (as adjusted for any stock split or combination) owned of record or beneficially by any executive officer, director or Holder (any such excess amount released, the “Excess Release Amount”), the Company shall immediately so notify all other Holders in writing and each such Holder shall be released from the lockup provided for in Section 2.13 as to that amount of such Holder’s Registrable Securities subject

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thereto equal to such Holder’s pro rata share of the Excess Release Amount (a “Lock Up Release”) . Notwithstanding the foregoing, no release or series of releases of any stockholder or stockholders from any market stand-off or lockup agreement or arrangement shall be deemed an Excess Release Amount or shall be counted towards determining an Excess Release Amount if such release is made in connection with any settlement of actual, proposed or threatened litigation or the release of claims against the Company by such stockholder or stockholders.

2.15      Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)       Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)       File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

(c)       Take such action, including voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the resale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective; and

(d)       So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the SEC; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  COVENANTS OF THE COMPANY.

3.1        Basic Financial Information and Reporting.

(a)       The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)       So long as an Investor (with its affiliates) shall own not less than five hundred thousand (500,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a “Major Investor”), to the extent requested by such Major Investor, as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred

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twenty (120) days thereafter, the Company will furnish such Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be audited and accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board.

(c)       To the extent requested by such Major Investor, the Company will furnish each such Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, all such statements shall be unaudited and prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)       To the extent requested by a Major Investor, the Company will furnish each such Major Investor at least thirty (30) days prior to the beginning of each fiscal year an annual operating budget for such fiscal year (and as soon as available, any subsequent written revisions thereto).

(e)       The Company will also furnish to each Major Investor with reasonable promptness, such other information and data with respect to the Company as such Major Investor may from time to time reasonably request, which information will not be used for any purpose by such Major Investor other than to evaluate its involvement in the Company, provided, however, the Company can withhold any such information if the Board determines in good faith that such information is confidential or attorney client privileged and should not, therefore, be disclosed.

3.2        Inspection Rights.  Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information that the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3        Confidentiality of Records.  Each Investor agrees to use, and to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, member, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as

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such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3; (ii) at such time as it enters the public domain through not fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; or (iv) that is developed by Investor or its agents independently of and without access to or reference to any confidential information communicated by the Company.

3.4        Reservation of Common Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5        Stock Vesting.  Unless otherwise approved by the Board, all stock options and other stock equivalents issued after the Agreement Date to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

3.6        Insurance.  The Company will keep all of its insurable properties properly insured against loss or damage by fire and other risks; maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by the Company or arising from equipment owned by the Company and leased to and located upon or in or about any premises occupied by any other person; maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and maintain such other insurance as is usually maintained by companies engaged in the same or similar business as is the Company. All such insurance shall be maintained against such risks and in at least such amounts as such insurance is usually carried by companies engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility. If and when directed by the Board, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance on the lives of each individual designated by the Board naming the Company as beneficiary.

3.7        Proprietary Information and Inventions Agreement.  The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form provided to the Investors.

3.8        Board Observation Rights.

(a)       So long as HealthCap IV, L.P. (with its affiliates) holds at least 5,000,000 shares of Series A Preferred (as adjusted for any stock splits, dividends, combinations, splits, recapitalizations and the like with respect to such shares) and does not have a representative serving on the Board, the Company shall allow one representative designated by HealthCap IV, L.P. to attend all meetings of the Board in a nonvoting capacity, and the Company shall give

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such representative timely copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege, or to protect highly confidential proprietary information.

(b)       So long as Advanced Technology Ventures VII, L.P. (with its affiliates) holds at least 250,000 shares of Series A Preferred (as adjusted for any stock splits, dividends, combinations, splits, recapitalizations and the like with respect to such shares) and does not have a representative serving on the Board, the Company shall allow one representative designated by Advanced Technology Ventures VII, L.P. to attend all meetings of the Board in a nonvoting capacity, and the Company shall give such representative timely copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege, or to protect highly confidential proprietary information.

(c)       So long as The Wellcome Trust Limited, Trustee of the Wellcome Trust holds at least 250,000 shares of Series A Preferred (as adjusted for any stock splits, dividends, combinations, splits, recapitalizations and the like with respect to such shares) and does not have a representative serving on the Board, the Company shall allow one representative designated by The Wellcome Trust Limited, Trustee of the Wellcome Trust to attend all meetings of the Board in a nonvoting capacity, and the Company shall give such representative timely copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege, or to protect highly confidential proprietary information.

(d)       For so long as Johnson and Johnson Development Corporation (with its affiliates) (“JJDC”) holds at least 6,000,000 shares of Series A-1 Preferred (as adjusted for any stock splits, dividends, combinations, splits, recapitalizations and the like with respect to such shares) and does not have a representative serving on the Board, the Company shall allow one representative designated by JJDC to attend all meetings of the Board in a nonvoting capacity, and the Company shall give such representative timely copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof (i) which the Company reasonably believes may involve conflicts of interest on the part of the JJDC or its affiliates, including the discussion of partnering strategies or opportunities of the Company, or (ii) if the Company reasonably believes that such exclusion is necessary to preserve the attorney-client privilege, or to protect highly confidential proprietary information.

(e)       For so long as GlaxoSmithKline LLC (with its affiliates) (“GSK”) holds at least 8,000,000 shares of Preferred Stock (as adjusted for any stock splits, dividends, combinations, splits, recapitalizations and the like with respect to such shares) and does not have

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a representative serving on the Board, the Company shall allow one representative designated by GSK to attend all meetings of the Board in a nonvoting capacity, and the Company shall give such representative timely copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof (i) which the Company reasonably believes may involve conflicts of interest on the part of the GSK or its affiliates, including the discussion of partnering strategies or opportunities of the Company, or (ii) if the Company reasonably believes that such exclusion is necessary to preserve the attorney-client privilege, or to protect highly confidential proprietary information.

3.9        Assignment of Right of First Refusal.  In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Investor. In the event of such assignment, each Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Investor at the time of the proposed transfer and the denominator of which is the total number of shares owned by all Investors at the time of such proposed transfer.

3.10      Board of Directors Meetings.  The Board shall meet not less frequently than quarterly until otherwise agreed by Holders holding (or deemed to be holding) at least a majority of the Registrable Securities then-outstanding. Unless otherwise approved by the Board, non-employee directors will be compensated by the Company identically, and out-of-pocket and travel expenses of the directors incurred in attending Board meetings (or meetings of committees thereof) or in connection with the performance of their duties as directors shall be paid or reimbursed promptly by the Company.

3.11      Directors’ Liability and Indemnification.

(a)       The Company’s Certificate of Incorporation and Bylaws (each as may be amended from time to time) shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

(b)       The Company shall use its best efforts to maintain, directors and officers’ liability insurance in amounts (scope and coverage) acceptable to the Board, including a majority of the members of the Board elected by the holders of Preferred Stock (the “Preferred Directors”).

3.12      Taxation Matters.  The Company will not take any action reasonably likely to result in taxation of the Holders of shares of the Series A Preferred, Series A-1 Preferred, Series A-2 Preferred or Series A-3 Preferred under Section 305 of the Internal Revenue Code of 1986, as amended.

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3.13      Payment of Taxes; Filings; Corporate Existence.  The Company will:

(a)       pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal and mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which if unpaid might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (classified to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto; and provided further, that the Company shall not have any obligation to make any payments under this Section 3.13(a) with respect to property subject to leases pursuant to the terms of which the leases thereof have undertaken to make such payments;

(b)       do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, provided, however, that nothing in this Section 3.13(b) shall prevent the abandonment or termination of the Company’s authorization to do business in any foreign state or jurisdiction if, in the opinion of the Board, such abandonment or termination is in the interest of the Company and not disadvantageous in any material respect to the Investors; and

(c)       maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

3.14      Restrictive Agreements Prohibited.  Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company’s performance of any of this Agreement, the Purchase Agreement or any other agreements reference therein or the Restated Certificate.

3.15      Termination of Covenants.  All covenants of the Company contained in Section 3 (other than the provisions of Sections 3.3 and 3.10) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) upon a Change of Control.

3.16      Compliance with Laws.  The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

SECTION 4.  RIGHTS OF FIRST REFUSAL.

4.1        Subsequent Offerings.  Subject to applicable securities laws, each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the Agreement Date, other than the Equity Securities excluded by Section 4.7. Each Investor’s pro rata share is

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equal to the ratio of (a) the number of shares of Common Stock which such Investor is deemed to be a holder (consisting solely of shares of Common Stock issuable or issued upon conversion of the Shares) immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. Notwithstanding the foregoing, any Investor may, at the time it accepts the Company’s offer to sell Equity Securities, subscribe to purchase any or all of the Equity Securities offered which may be available as a result of the rejection, or partial rejection, of such offer by other Investors (“Oversubscription Securities”). All such Oversubscription Securities shall be allocated on a pro rata basis among those Investors subscribing thereto in a manner consistent with the provisions of this Section 4. The term “Equity Securities” means (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2        Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3        Issuance of Equity Securities to Other Persons.  If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to Section 4.2. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

4.4        Sale Without Notice.  In lieu of giving notice to the Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Investor, maintain such Investor’s pro rata share (as set forth in Section 4.1) of the Company’s equity securities. The closing of such sale shall occur within sixty (60) days of the date of notice to the Investors.

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4.5        Termination and Waiver of Rights of First Refusal.  The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) a Change of Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Investors holding a majority of the Registrable Securities held by all Investors, or as permitted by Section 5.7.

4.6        Transfer of Rights of First Refusal.  The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

4.7        Excluded Securities.  The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)       shares of Common Stock or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the Original Issue Date (as defined in the Restated Certificate) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

(b)       stock issued or issuable pursuant to any rights or agreements, warrants or convertible securities outstanding as of the Agreement Date; and stock issued pursuant to any such rights or agreements granted after the Agreement Date, so long as the rights of first refusal established by this Section 4 were complied with or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

(c)       any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board, including a majority of the Preferred Directors;

(d)       shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e)       shares of Common Stock issued upon conversion of shares of Preferred Stock;

(f)       shares of Series A-3 Preferred issued pursuant to the Purchase Agreement;

(g)       any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board, including a majority of the Preferred Directors;

(h)       any Equity Securities that are issued by the Company in the Initial Offering; or

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(i)       any equity securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer, research or development arrangements; provided that the issuance of shares therein has been approved by the Board, including a majority of the Preferred Directors.

SECTION 5.  MISCELLANEOUS.

5.1        Amendment and Restatement.  The Prior Agreement is terminated in its entirety and restated herein. Such termination and restatement is effective upon execution of this Agreement by the Company and the Prior Investors holding at least a majority of the Registrable Securities (as the term is defined in the Prior Agreement) held by all Prior Investors. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect, including any notice of or rights under such Prior Agreement. The rights and covenants contained in this Agreement set forth the sole and entire agreement among the Company and the holders of the Shares on the subject matter hereof and supersede any and all rights granted and covenants made under any prior agreements.

5.2        Signatory Capacity.  With respect to its signatory capacity and liability as the trustee of the Wellcome Trust, the Wellcome Trust Limited (the “Trustee”) enters into this Agreement in its capacity as the trustee for the time being of The Wellcome Trust but not otherwise and it is hereby agreed and declared that notwithstanding anything to the contrary contained or implied in this Agreement:

(a)       the obligations incurred by the Trustee under or in consequence of this Agreement shall be enforceable against it or the other trustees of The Wellcome Trust from time to time; and

(b)       the liabilities of the Trustee (or such other trustees as are referred to in Section 5.2(a)) in respect of such obligations shall be limited to such liabilities as can, and may lawfully and properly be met out of the assets of The Wellcome Trust for the time being in the hands or under the control of the Trustee or such other trustees.

5.3        Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

5.4        Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice

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of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.5        Entire Agreement.  This Agreement, the Purchase Agreement (with each of the other agreements referenced therein), the respective exhibits and schedules hereto and thereto, and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.6        Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.7        Amendment and Waiver.

(a)       Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities then-outstanding. Notwithstanding the foregoing, any amendment to this Agreement that materially, adversely affects any Investor or class of Investors but does not so affect all Investors shall not be effective unless approved by affected Investor(s) holding a majority of the Registrable Securities then-outstanding held by all such affected Investor(s).

(b)       Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities then-outstanding.

(c)       For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.8        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

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5.9        Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any notice sent to the Company shall be sent to the address set forth below or such other address or electronic mail address as the Company may designate by ten (10) days advance written notice to the other parties hereto.

Five Prime Therapeutics, Inc. Two Corporate Drive South San Francisco, CA 94080 Attention: President & CEO Facsimile No.: 415-365-5601

with a copy to: Five Prime Therapeutics, Inc. Two Corporate Drive South San Francisco, CA 94080 Attention: Legal Department Facsimile No.: 650-583-3164

Any notice to any party other than the Company shall be sent to the party to be notified at such party’s address as set forth on Exhibit A, Exhibit B, Exhibit C or Exhibit D or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.10      Tax Matters.  Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Thus, for the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any party to a transaction or any sensitive business information (including the name and other specific information about any party’s intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

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5.11      Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including such reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.

5.12      Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.13      Counterparts.  This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile, of which shall be an original, but all of which together shall constitute one instrument.

5.14      Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.15      Interpretation.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require. Any reference in this Agreement to a Section or Exhibit shall be deemed to be a reference to a Section of or Exhibit to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) references to “day” shall mean calendar days, (e) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to,” “without limitation,” “inter alia” or words of similar import, and (f) the word “or” shall not be deemed to be used in the exclusive sense and shall instead be used in the inclusive sense to mean “and/or”.

[Remainder of page intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Investor Rights Agreement as of the Agreement Date.

Five Prime Therapeutics, Inc.		Domain Partners VI, L.P.
		By:	One Palmer Square Associates VI, L.L.C.
Its General Partner
By:	/s/ Lewis T. Williams
Lewis T. Williams
	President & Chief Executive Officer	By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker,
Managing Member

DP VI Associates, L.P.
		By:	One Palmer Square Associates VI, L.L.C.
Its General Partner

		By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker,
Managing Member

Seventh Amended and Restated Investor Rights Agreement

Signature Page

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HealthCap IV KB
HeathCap IV GP AB on behalf of HealthCap IV KB

By:	/s/ Johan Christenson / Anki Forsberg

Name:	Johan Christenson / Anki Forsberg

Title:	Partner / Partner

HealthCap IV, L.P.
HeathCap IV GP SA on behalf of HealthCap IV, L.P.

By:	/s/ Peder Fredrikson

Name:	Peder Fredrikson

Title:	President

HealthCap IV Bis, L.P.
HeathCap IV GP SA on behalf of HealthCap IV Bis, L.P.

By:	/s/ Peder Fredrikson

Name:	Peder Fredrikson

Title:	President

OFCO Club IV
Odlander, Fredrikson & Co AB as a member and on behalf of all the members, if any, of the OFCO Club IV

By:	/s/ Johan Christenson / Anki Forsberg

Name:	Johan Christenson / Anki Forsberg

Title:	Partner / Partner

Seventh Amended and Restated Investor Rights Agreement

Signature Page

CONFIDENTIAL	Execution Copy

KPCB Holdings, Inc., as nominee

By:	/s/ Raymond J. Lane

Name:	Raymond J. Lane

Title:	Senior Vice President

Versant Venture Capital I, L.P.

By:	Versant Ventures I, L.L.C.
its General Partner

By:	/s/ Brian G. Atwood
Brian G. Atwood
Managing Director

Versant Side Fund I, L.P.
By:	Versant Ventures I, L.L.C.
its General Partner

By:	/s/ Brian G. Atwood
Brian G. Atwood
Managing Director

Versant Affiliates Fund I-A, L.P.
By:	Versant Ventures I, L.L.C.
its General Partner

By:	/s/ Brian G. Atwood
Brian G. Atwood
Managing Director

Versant Affiliates Fund I-B, L.P.
By:	Versant Ventures I, L.L.C.
its General Partner

By:	/s/ Brian G. Atwood
Brian G. Atwood
Managing Director

Seventh Amended and Restated Investor Rights Agreement

Signature Page

CONFIDENTIAL	Execution Copy

TPG Ventures, L.P.
By:	TPG Ventures GenPar, L.P.
By:	TPG Ventures Advisors, L.L.C.
its General Partner

By:	/s/ Ronald Cami

Name:	Ronald Cami

Title:	Vice President

TPG Biotechnology Partners, L.P.
By:	TPG Biotechnology GenPar, L.P.
By:	TPG Biotech Advisors, L.L.C.
its General Partner

By:	/s/ Ronald Cami

Name:	Ronald Cami

Title:	Vice President

The Wellcome Trust Limited, as trustee of the Wellcome Trust

By:	/s/ Peter Pereira Gray
Peter Pereira Gray
Managing Director, Investments

Seventh Amended and Restated Investor Rights Agreement

Signature Page

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Advanced Technology Ventures VII, L.P.		Advanced Technology Ventures VI, L.P.
By:	ATV Associates VII, L.L.C.,	By:	ATV Associates VI, L.L.C.,
	its General Partner		its General Partner

		By:	/s/ William Wiberg
By:	/s/ Jean George		William Wiberg
	Jean George		Managing Director
Member

Advanced Technology Ventures VII (B), L.P.		ATV Entrepreneurs VI, L.P.
By:	ATV Associates VII, L.L.C.,	By:	ATV Associates VI, L.L.C.,
	its General Partner		its General Partner

By:	/s/ Jean George	By:	/s/ William Wiberg
	Jean George		William Wiberg
	Member		Managing Director

Advanced Technology Ventures VII (C), L.P.
By:	ATV Associates VII, L.L.C.,
its General Partner

By:	/s/ Jean George
Jean George
Member

ATV Entrepreneurs VII, L.P.
By:	ATV Associates VII, L.L.C.,
its General Partner

By:	/s/ Jean George
Jean George
Member

ATV Alliance 2003, L.P.
By:	ATV Alliance Associates, L.L.C.,
its General Partner

By:	/s/ Jean George
Jean George
Member

Seventh Amended and Restated Investor Rights Agreement

Signature Page

CONFIDENTIAL	Execution Copy

Mitsubishi UFJ Capital Co., Ltd.

By:	/s/ Yoshihiro Hashimoto

Name:	Yoshihiro Hashimoto

Title:	President

Seventh Amended and Restated Investor Rights Agreement

Signature Page

CONFIDENTIAL	Execution Copy

GC&H Investments, LLC

By:	/s/ Mark A. Royer

Name:	Mark A. Royer

Title:	Chief Financial Officer

Bay Area Equity Fund I, L.P.

By:	Bay Area Equity Fund Managers I, L.L.C.

By:	/s/ Nancy E. Pfund

Name:	Nancy E. Pfund

Title:	Managing Member

Seventh Amended and Restated Investor Rights Agreement

Signature Page

CONFIDENTIAL	Execution Copy

Johnson & Johnson Development
Corporation

By:	/s/ Asish K. Xavier

Name:	Asish K. Xavier

Title:	VP, Venture Investments

Pfizer International LLC

By:	/s/ Lawrence Miller

Name:	Lawrence Miller

Title:	President

GlaxoSmithKline LLC

By:	/s/ Justin T. Huang

Name:	Justin T. Huang

Title:	Assistant Secretary

Glaxo Group Limited

By:	/s/ Paul Williamson

Name:	Paul Williamson

Title:	Authorised Signatory

For an on behalf of Edinburgh Pharmaceutical
Industries Limited
Corporate Director

Seventh Amended and Restated Investor Rights Agreement

Signature Page

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Exhibit A

Series A Investors

Advanced Technology Ventures VII, L.P.

Advanced Technology Ventures VII (B), L.P.

Advanced Technology Ventures VII (C), L.P.

ATV Entrepreneurs VII, L.P.

ATV Alliance 2003, L.P.

1000 Winter Street, Ste. 3700

Waltham, MA 02451

Attn: Jean George

Advanced Technology Ventures VI, L.P.

ATV Entrepreneurs VI, L.P.

1000 Winter Street, Ste. 3700

Waltham, MA 02451

Attn: Michael Carusi

TPG Biotechnology Partners, L.P.

TPG Ventures, L.P.

301 Commerce Street, Ste. 3300

Fort Worth, TX 76102

Attn: John E. Viola, CFO

Mitsubishi UFJ Capital Co., Ltd.

12th Floor, KANEMATSU Building

2-14-1, Kyobashi, Chuoh-ku

Tokyo, JAPAN

Attn: Shigeru Yasue

The Diamond Capital Company Limited

3-6-3, Kanda Kajicho Chiyodaku Tokyo,

101-0045 Japan

Attn: Shigeru Yasue

Mitsubishi Chemical Corporation

14-1, Shiba 4-chome, Minato-ku

Tokyo 108-0014

Japan

GC&H Investments, LLC

c/o Cooley Godward Kronish LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

Attn: James Kindler

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The Robert Lee Douglas and Elizabeth A. Strode Revocable Trust dated October 6, 1994,

Elizabeth Ash Strode and Robert Lee Douglas, Jr., Trustees

605 Woodmont Ave.

Berkeley, CA 94708

KPCB Holdings, Inc., as nominee

2750 Sand Hill Road

Menlo Park, CA 94025

Attn: John Denniston, COO

Singapore BioInnovations Pte Ltd

20 Biopolis Way

#09-01 Centros

Singapore 138668

Attn: Dr. Lily Chan

Versant Venture Capital I, L.P.

Versant Side Fund I, L.P.

Versant Affiliates Fund I-A, L.P.

Versant Affiliates Fund I-B, L.P.

3000 Sand Hill Road, Building 4, Ste.

210 Menlo Park, CA 94025

Attn: Brian G. Atwood

The Wellcome Trust Limited, trustee of the Wellcome Trust

183 Euston Road

London NW1 2BE

Attn: Gary Steinberg

Bay Area Equity Fund I, L.P.

c/o H&Q Venture Management L.L.C

60 Mission Street

San Francisco, CA 94105

Attn: Kevin Pluim

Domain Partners VI, L.P.

DP VI Associates, L.P.

One Palmer Square, Suite 515

Princeton, NJ 08542

Attn: Kathleen K. Schoemaker

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HealthCap IV KB

HealthCap IV, L.P.

HealthCap IV Bis, L.P.

OFCO Club IV

Odlander Fredrikson SA

18 Avenue D’Ochy

CH-1006 Lausanne

Switzerland

Attn: Per Samuelsson

General Electric Capital Corporation

401 Merritt 7, Suite 23

Norwalk, CT 06851-1177

Attn:	Credit Manager-Life Science and Technology Finance

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Exhibit B

Series A-1 Investor

Johnson & Johnson Development Corporation

410 George Street

New Brunswick, NJ 08901

B-1

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Exhibit C

Series A-2 Investors

(not otherwise listed on Exhibit A or Exhibit B)

Pfizer International LLC

235 East 42nd Street

New York, NY 10017

GlaxoSmithKline LLC

One Franklin Plaza

Philadelphia, PA 19101

C-1

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Exhibit D

Series A-3 Investor

Glaxo Group Limited

Glaxo Wellcome House

Berkeley Avenue

Greenford

Middlesex

UB6 0NN

England

D-1